EXHIBIT 23(B)

                               CONSENT OF EXPERTS

As petroleum engineers, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-37175, 33-44541, 33-44542, 33-58613, 33-59253, 33-59255, 333-07949, 333-34135, 333-34161, 333-34165,
333-47847, 333-63711 and 333-71595) and Form S-3 (File No. 333-78265) of our oil
and gas reserve reports as of December 31, 1995, December 31, 1996, December 31, 1997, December 31, 1998 and December 31, 1999 included in the Santa Fe Snyder Corporation Form 10-K for the year ended December 31, 1999.

Ryder Scott Company, L.P.
Petroleum Engineers
March 9, 2000